For Immediate Release
Eagle Pharmaceuticals Appoints David M. Pernock to its Board of Directors
WOODCLIFF LAKE, N.J. -- April 13, 2015 -- Eagle Pharmaceuticals, Inc. (NASDAQ: EGRX) (“Eagle” or “the Company”), today announced that David M. Pernock, an experienced biotechnology and pharmaceutical executive with over 25 years of industry experience, has been appointed to its Board of Directors effective immediately.
“David Pernock is a proven leader and brings a wealth of knowledge and experience within our industry, which we will look to draw upon as we execute our strategy and drive growth for our shareholders,” commented Scott Tarriff, President and CEO of Eagle Pharmaceuticals. “We are very pleased to welcome him to our Board.”
Mr. Pernock is Chief Executive Officer and Chairman of the Board of Fibrocell Science, Inc., a biotechnology company developing autologous therapeutics for skin and connective tissue diseases. Prior to Fibrocell, Mr. Pernock held several positions during his 17-year tenure at GlaxoSmithKline, including: Senior Vice President of Pharmaceuticals, Vaccines (Biologics), Oncology, Acute Care, and HIV Divisions; Vice President of Marketing, Pharmaceuticals; Vice President of Sales and Marketing, Oncology; Vice President of Sales; and Vice President of Managed Care. Previously, Mr. Pernock was Vice President of Marketing Wyeth Pharmaceuticals and Schering-Plough Corporation, and Vice President of Sales and Marketing at Key Pharmaceuticals.
In addition to his role as Chairman of the Board of Fibrocell Science, Inc., Mr. Pernock served on the Boards of Martek Biosciences Corporation and the Alliance for Regenerative Medicine.
Mr. Pernock was elected to fill a vacancy on the Board and will serve as a Class I director with a term of office expiring at the Company’s 2015 Annual Meeting of Stockholders.
About Eagle Pharmaceuticals, Inc.
Eagle is a specialty pharmaceutical company focused on developing and commercializing injectable products that address the shortcomings, as identified by physicians, pharmacists and other stakeholders, of existing commercially successful injectable products. Eagle’s strategy is to utilize the FDA's 505(b)(2) regulatory pathway. Additional information is available on the company’s website at www.eagleus.com.
Forward-Looking Statements This press release contains forward-looking information within the meaning of the Private Securities Litigation Reform Act of 1995, as amended and other securities laws. Forward-looking statements are statements that are not historical facts. Words such as “will,” “may,” “intends,” “anticipate(s),” “plan,” “enables,” “potentially,” “entitles,” and similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to, statements regarding future events including, but not limited to: difficulties or delays in manufacturing; the availability and pricing of third party sourced products and materials; successful compliance with FDA and other governmental regulations applicable to manufacturing facilities, products and/or businesses; and other factors that are discussed in Eagle’s Annual Report on Form 10-K for the year ended September 30, 2014, and its other filings with the U.S. Securities and Exchange Commission. All of such statements are subject to certain risks and uncertainties, many of which are difficult to predict and generally beyond Eagle’s control, that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. Such risks include, but are not limited to risks described in Eagle’s filings with the U.S. Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof, and we do not undertake any obligation to revise and disseminate forward-looking statements to reflect events or circumstances after the date hereof, or to reflect the occurrence of or non-occurrence of any events.
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